EXHIBIT 99.1

CURE Pharmaceutical Announces the Sale of a Portion of its Platform Technology IP for $20 Million

Proceeds Will Be Used to Grow CURE’s Wellness and Beauty Brands and Its Remaining Proprietary Platform Technology

OXNARD, Calif. – PR NEWSWIRE – July 28, 2022 – CURE Pharmaceutical Holding Corp. (OTC: CURR) (“CURE”), a proprietary platform technology company, today announced that it has sold a portion of its platform technology intellectual property and related assets for $20 million in total consideration.  CURE used a portion of the cash proceeds to pay down certain debt obligations and the balance will be used to grow its intellectual property portfolio and its wellness and beauty brands. In addition, CURE retained its remaining proprietary platform technology that it intends to monetize through the commercialization of the technology or through the licensing or sale of the technology.

CURE will host a conference call on August 3, 2022 to provide a full corporate update to shareholders.  Details of the conference call will be made available on August 1, 2022 in a follow-up press release.

For additional information, see the Current Report on Form 8-K relating to the transactions described above, which will be filed with the Securities and Exchange Commission and available on CURE’s corporate website at: www.curepharmaceutical.com/investors/sec-filings/.

About CURE Pharmaceutical Holding Corp.

CURE Pharmaceutical® is the pioneering developer of CUREform™, a patented drug delivery platform that offers a number of unique immediate- and controlled-release drug delivery vehicles designed to improve drug efficacy, safety, and patient experience for a wide range of active ingredients. As a vertically integrated company, CURE’s 25,000 square foot, FDA-registered, NSF® cGMP-certified manufacturing facility enables it to partner with pharmaceutical and wellness companies worldwide for private and white-labeled production. CURE has partnerships in the United States, China, Mexico, Canada, Israel, and other markets in Europe.

About The Sera Labs, Inc.

The Sera Labs, Inc. (“Sera Labs”), a wholly-owned subsidiary of CURE, is a trusted leader in the health, wellness, and beauty sectors of innovative products with cutting edge technology. Sera Labs creates high quality products that use science-backed, proprietary formulations. More than 25 products are sold under the brand names Seratopical™, Seratopical Revolution™ SeraLabs™, and Nutri-Strips™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories of beauty, and health & wellness, Sera Labs products are sold in major national drug, grocery chains, convenience stores and mass retailers. CURE and Sera Labs also sell products under private label to major retailers and multi-level marketers, as well as direct-to-consumer (DTC), via online website orders, including opt-in subscriptions. For more information visit: Seratopicalrevolution.com, Seratopical.com, Seralabshealth.com and follow Sera Labs on Instagram at @seratopical, as well as Twitter and Facebook.

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our organization. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information

Contacts

Investor Relations

Jim Hock

(818) 516-3432

investor@curepharmaceutical.com

2